                                                              Exhibit 10 (xxvii)

                        FORM OF REIMBURSEMENT AGREEMENT

     This Reimbursement Agreement is made as of _______________, 2000 by __________________________________________________, residing at
_______________________, _______________________ (the "Employee") and Dominion
Resources, Inc., (the "Company").

                             Preliminary Statements

     A. The Board of Directors of the Company has established the 2000 Executive Stock Purchase and Loan Program under the Dominion Resources, Inc. Incentive Compensation Plan (the "Stock Purchase Program"). Under the Stock Purchase Program, eligible employees of the Company and its parents or Subsidiaries may borrow money to exercise options to acquire common stock of the Company ("Common Stock") and receive financing from various lenders for which Bank One, NA is acting as administrative agent (collectively, the "Lender").

     B. The Employee wishes to obtain a loan or loans (collectively, the "Loan") from the Lender in an aggregate principal amount not in excess of ten
(10) times the Employee's annual salary for the purpose of acquiring Common Stock under the Stock Purchase Program, paying any income taxes from the restricted share match under the Stock Purchase Program, and paying any income taxes from the exercise of related stock options. The promissory note evidencing the Loan is referred to as the "Note".

     C. To induce the Lender to make loans to employees participating in the Stock Purchase Program, the Company has entered a Facility and Guaranty Agreement (the "Facility Agreement") dated as of ____________, 1999 among the Company, the Lender and Bank One, NA, as Agent for the Lender. Under the Facility Agreement, the Company has guaranteed all loans made to employees by the Lender pursuant to the Facility Agreement as well as the payment by the employees of certain related amounts (the "Guaranty"). Each term used and not otherwise defined shall have the same meaning as in the Facility Agreement, a copy of which has been provided to the Employee.

     D. The Employee wishes to induce the Company to designate Employee as a loan recipient under the Facility Agreement and thereby facilitate the making of the Loan (which will be guaranteed by the Company pursuant to the Guaranty). Accordingly, the Employee has agreed to execute and deliver this Agreement in favor of the Company under which the Employee will reimburse the Company on demand for all amounts paid by the Company to the Lender under the Guaranty with respect to the Loan.

     Therefore, the Employee and the Company agree as follows:

     Section 1. Absolute and Unconditional Reimbursement Obligation. The Employee absolutely and unconditionally agrees to reimburse the Company fully and promptly, upon demand, for all amounts paid by the Company to the Lender pursuant to the Guaranty with respect to the Loan. The Employee shall also reimburse the Company for any interest on all such amounts from the date paid by the Company until repayment by the Employee at the rate of 8% per annum. However, the Employee shall have no obligation to reimburse the Company for any Early Payment Fee that becomes due as a result of the occurrence of a Program Event of Default or other circumstance in which the Participant is not obligated to pay the Early Payment Fee under the Stock Purchase Program, or for the Company's payment of interest on behalf of the Employee under the Stock Purchase Program prior to an Event of Default. This Agreement shall be a continuing agreement. The liability of the Employee shall be absolute and unconditional, shall be performed strictly in accordance with the terms of this Agreement and shall not be affected by reason of: (i) any assignment, renewal, modification or extension of the Loan or of the Guaranty;
(ii) any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Loan or of the Guaranty; (iii) any dealings or transactions occurring between the Lender and the Company (including without limitation any amendment of the Facility Agreement) whether or not notice is given to the Employee; (iv) any default or failure of the Employee fully to perform any of its obligations, covenants or agreements with respect to the Loan or as set forth in this Agreement; (v) the invalidity or lack of enforceability of the Loan or the Guaranty or any provision of them; or
(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Employee in respect of the Loan or the Employee in respect of this Agreement.

     Section 2. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default (as defined below), the Company is authorized at any time from time to time, without notice to the Employee (any such notice being expressly waived by the Employee) to set off and apply any and all amounts owing by the Company to the Employee or any property of the Employee in the possession of the Company against any and all of the obligations of the Employee under this Agreement, whether or not the Company shall have made any demand under this Agreement. This right of setoff includes, without limitation, base salary (to the extent permitted by law) and bonuses, but excludes any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System). The Company agrees promptly to notify the Employee after any setoff and application, but the failure to give notice shall not affect the validity of the setoff and application. The rights of the Company under this Section are in addition to the other rights and remedies which the Company may have. The following events shall constitute an "Event of Default" under this Agreement: (a) any breach by the Employee of or default by the Employee under this Agreement; (b) any representation or warranty made, or any financial or other information provided by, the Employee to the Company, in connection with this Agreement, shall prove to have been incorrect in any material respect when made or provided; and (c) the occurrence of any Borrower Event of Repayment (as defined in the Note).

     Section 3. Representations and Warranties. The Employee represents and warrants to the Company as follows:

     (a) The Employee has all right and power to enter into this Agreement, perform its obligations hereunder and consummate the contemplated transactions.

     (b) This Agreement constitutes a legal, valid and binding obligation of the Employee, enforceable against the Employee in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement, nor compliance by the Employee with the terms hereof, will violate any statute, regulation or ordinance of any governmental authority or conflict with, or result in the breach of any term, condition or provision of, any agreement, contract, order or instrument to which the Employee is a party or by which his/her assets or properties are bound or constitute a default (or an event which, with the lapse of time or the giving of notice or both, would constitute a default) thereunder.

     (d) There is not pending or, to the best of the Employee's knowledge, threatened any suit, claim, action, litigation or proceeding, administrative or judicial, or any governmental investigation against the Employee or involving any of his/her properties or assets which may reasonably be expected to have a material adverse effect on the Employee's ability to meet his/her obligations under this Agreement.

     (e) No representation or warranty of the Employee in or pursuant to this Agreement, including any financial or other information provided by the Employee to the Company in connection with the Stock Purchase Program, contains or will contain any untrue statement of a material fact, or omits to state, or will omit to state, any material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

     Section 4.  Covenants of the Employee.  The Employee agrees that:

     (a) so long as all or any portion of the Loan remains outstanding and unpaid, or the Guaranty remains in effect, or any amount is owing to the Company hereunder:

        (i) the ratio of the liquidation value of the Liquid Assets (as defined below) of the Employee to the aggregate amount of the indebtedness for money borrowed of the Employee (other than residential mortgage indebtedness) and the credit card or similar indebtedness of the Employee shall be greater than or equal to 1.0 to 1.0;

       (ii) the Employee shall promptly provide to the Company such information with respect to the Employee as the Company may from time to time reasonably request to confirm compliance with (i) and (ii) above (which information the Company shall keep confidential and make available only to employees of the Company responsible for administering the Stock Purchase Program); and

      (iii) the Employee shall not voluntarily pre-pay any portion of the Loan except in the case of (a) the Employee's death; (b) the Employee's retirement on or after the Employee's early retirement date or normal retirement date as defined in the Dominion Resources, Inc. Retirement Plan; (c) the Employee's hardship as defined in the Stock Purchase Program; (d) the approval of the Company's Chief Executive Officer or the Company's Organization, Compensation and Nominating Committee; or (e) the Company's change of control as defined in the Stock Purchase Program.

     (b) The Employee shall use the proceeds of the Loan solely for the purposes described in the Note.

     For purposes of this Agreement, "Liquid Assets" shall mean all cash, marketable securities, Common Stock (whether or not purchased with the proceeds of the Loan), unexercised and vested options of the Employee to buy Common Stock valued at the excess of market value over the exercise price, money market funds, other assets of the Employee which can be readily liquidated within 30 days and net owner-occupied residential real estate equity if such residential real estate is owned entirely by the Employee or by the Employee and his/her spouse.

     Section 5. Indemnification. The Employee agrees to indemnify, defend and hold the Company harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, cost and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against, resulting to, imposed upon or incurred directly by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Employee contained in or made pursuant to this Agreement.

     Section 6. Agreement of the Company. The Company agrees to pay to the Agent for the account of the Employee any Early Payment Fee payable by the Employee pursuant to the Note that becomes due as a result of an acceleration of the Loan as a result of the occurrence of a Program Event of Default. To the extent that at any time the Employee pays any such Early Payment Fee to the Agent, the Company shall reimburse the Employee for the amount upon demand.

     Section 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Company, and any waiver shall be effective only in the specific instance and for the specific purpose for which given.

     Section 8. Waiver of Notice, Etc. The Employee waives promptness, diligence, notice of acceptance and any other notice with respect to this Agreement and any requirement that the Company protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity.

     Section 9. Governing Law. This Agreement and the rights and remedies of the Company and the Employee shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     Section 10. Binding Effect. This Agreement shall inure to the benefit of the Company and its successors and assigns and shall be fully binding upon the Employee, its heirs, executors and legal or personal representatives.

     Section 11. Expenses. The Employee will, upon demand, pay to the Company the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Company may incur in connection with the exercise or enforcement of any of the rights of the Company. The Employee shall also be solely responsible for his/her own cost for accounting, tax, legal and investment banking advice and other similar services that he/she may receive from his/her respective advisors with respect to this Agreement and the matters contemplated in the Agreement.

     Section 12. Taxes. The Employee shall be solely responsible and agrees to pay any and all taxes applicable with respect to shares purchased or options exercised pursuant to or in connection with the Stock Purchase Program and subsequently sold, including but not limited to income taxes, capital gains taxes or any other tax levied by any relevant taxing authority.

     Section 13. Term. This Agreement shall remain in full force and effect until all obligations of the Employee under the Note and under this Agreement have been fully performed and the Company has no further actual or contingent liability to the Lender under the Guaranty with regard to the Loan.

     Section 14. Notices. All notices and other communications permitted or required pursuant to this Agreement shall be in writing and shall be deemed given when delivered in person, or when deposited in the United States mail, postage prepaid, as certified mail, return receipt requested, properly addressed to the party for whom intended at the addresses set forth below, or to such other address as either party hereto may designate for itself by notice in accordance herewith to the other:

          The Company    Treasurer
                         Dominion Resources, Inc.
                         120 Tredegar Street
                         Richmond, VA 23219

          The Employee:  ____________________________________
                         ____________________________________
                         ____________________________________

     Section 15. Remedies; No Waiver. All of the Company's rights and remedies under this Agreement are intended to be distinct, separate and cumulative and no such right or remedy is intended to be to the exclusion of or be a waiver of any other right or remedy. No delay or omission of the Company to exercise any right, remedy or power shall impair the same or be construed to be a waiver of any Event of Default. A waiver of any Event of Default shall not extend to or affect any subsequent Event of Default, nor shall it impair any right, remedy or power available to the Company. No single or partial exercise of any right, remedy or power shall preclude any other or further exercise by the Company;

     Section 16. Severability. Any provision of this Agreement that is legally determined to be unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the unenforceability without invalidating the remaining provisions, but no unenforceability in any jurisdiction shall invalidate or render unenforceable the same or any other provision in any other jurisdiction.

     Section 17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter and supersedes any and all other understandings, negotiations, or agreements between the Employee and the Company about these matters.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written above.



DOMINION RESOURCES, INC.                  [EMPLOYEE]
By:_______________________________        By:__________________________

Its:______________________________